Exhibit 3(ii):

AMENDED BY-LAWS

OF

HUDSON TECHNOLOGIES, INC.

ARTICLE I - OFFICES, SEAL AND FISCAL YEAR

1. OFFICES: The principal office of the corporation shall be in the Village of Hillburn, County of Rockland, State of New York, or at such other location as the Board of Directors of the Corporation may from time to time designate. The Corporation may also have offices is such other places, either within or without the State of New York, as the Board of Directors of the corporation may from time to time designate or as the business of the corporation may require.

(AMENDED BY RESOLUTION DATED MAY 20, 1998)

2. CORPORATE SEAL: The seal of the corporation shall be in the form and style as the board of directors may designate or approve.

3. FISCAL YEAR: The board of directors shall have the power to fix, and from time to time, change, the fiscal year of the corporation. Unless otherwise fixed by the board of directors, the calendar year shall be the corporation's fiscal year.

ARTICLE II - STOCKHOLDERS

1. PLACE OF MEETINGS: All meetings of the stockholders of the corporation shall be held at such place either within or without the State of New York as may from time to time be designated by the Board of Directors and stated in the notice of meeting.

2. ANNUAL MEETING: Commencing with the 1997 fiscal year, an annual meeting of the stockholders of the corporation shall be held in each year on a regular business day on or before the end of the corporation's third fiscal quarter between the hours of 9:00 A.M. and 4:00 P.M., for the election of directors and for the transaction of such other business as may be brought before the meeting.

(AMENDED BY RESOLUTION DATED MAY 20, 1998)

3. SPECIAL MEETINGS: Special Meetings of the stockholders may be called at any time by the President or by the board of directors. The President or Secretary shall call a special meeting of the stockholders whenever requested in writing by stockholders holding not less than 35% percent of all votes entitled to be cast at a meeting. Such request shall state the purpose or purposes of the meeting and the matters proposed to be acted upon at the meeting. The Secretary shall inform the stockholders requesting the meeting of the reasonably estimated cost of preparing and mailing notice of the meeting and, upon payment to the corporation of these costs, written notice of the special meeting shall be mailed by the President or Secretary to each stockholder entitled to vote at the meeting. The purpose or purposes for which the meeting is called must be included in the notice. The business transacted at a special meeting shall be confined to the purposes stated in the notice. Special meetings of the Stockholders shall be held at such place within the State of New York as may be designated in the call for the meeting.

4. FIXING RECORD DATE: (a) For purposes of determining the stockholders entitled to notice of or to vote at any meeting of the stockholders or to any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of directors shall fix, in advance, a date as the record date for any such determination of stockholders. Such date shall not be more than sixty (60) days, nor less then ten (10) days prior to the date of such meeting, nor more than sixty (60) days prior to any other action. (AMENDED BY RESOLUTION DATED MAY 25, 2000)

(b) If no record date is fixed, the record date for the determination of stockholders entitled to notice or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held. For any other purpose for the determination of stockholders, if no record date is fixed, the record date shall be at the close of business the day on which the resolution of the board relating thereto is adopted.

(c) When a determination of shareholders or record entitled to notice or to vote at any meeting of the stockholders has been made as provided herein, such determination shall apply to any adjournment thereof, unless the board fixes a new record date under this section for the adjourned meeting.

5. NOTICE OF MEETING OF SHAREHOLDERS: (a) Written notice of each meeting of the stockholders shall state the purpose of purposes for which the meeting is called, the place, date and hour of the meeting and, unless it is the annual meeting, shall indicate that it is being issued by or at the direction of the person or persons calling the meeting. Notice shall be given personally or by regular mail to each shareholder entitled to vote at such meeting as of the Record Date fixed by the board of directors, not less than ten (10) nor more than fifty (50) days before the date of the meeting. If action is proposed to be take that might entitle stockholders to payment for their shares, the notice shall include a statement of that purpose and to that effect. If mailed, the notice is given when deposited in the United states mail, with postage thereon prepaid, directed to the stockholder at his address as it appears on the record of stockholders, or, to such other address as designated by the stockholder pursuant to written request mailed to the secretary.

(b) Notice of meeting need not be given to any stockholder who signs a waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any stockholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, or casting of any vote by any such stockholder, in person or by proxy, at any such meeting, regardless of any such protest, shall constitute a waiver of notice by that stockholder.

6. QUORUM OF STOCKHOLDERS: The holders of a majority of the issued and outstanding shares of capital stock of the corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders except as may otherwise be provided by law. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholder. Where there is less than a quorum present, the holders of a majority of the stock so present or represented may adjourn the meeting without further notice other than by announcement at the meeting, until a quorum is present.

7. CHAIRMAN OF MEETING: The President or, in his absence, a Vice President, shall preside as Chairman at all meetings of the stockholders. In the absence of the President or of a Vice President, the stockholders may appoint any stockholder to act as chairman of the meeting.

8. VOTING: At all meetings of the stockholders, every stockholder of record as of the Record Date, shall be entitled to one vote for every share standing in his name on the books of the corporation. Any corporate action, other than the election of directors to be taken by vote of the stockholders, shall be authorized by a majority of votes cast by the holders of shares entitled to vote thereon. Election of directors shall be accomplished by a candidate or candidates receiving a plurality of the votes cast by the stockholders entitled to vote in the election.

9. INSPECTORS: (a) The board of directors or, if the board shall not have made the appointment, the chairman presiding at any meeting of stockholders, shall appoint inspectors of election. The number of inspectors shall be either one or three. No candidate for the office of director shall be appointed as inspector at any meeting for the election of directors.

(b) The inspectors of election shall determine the number of shares outstanding and the voting power or each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity, and effect of proxies, shall receive votes, ballots or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine the result, and do such acts as may be proper to conduct the election or vote with fairness to all stockholders.

(c) A list of stockholders as of the record date, certified by the Secretary or by the transfer agent, if any, shall be produced at any meeting of stockholders upon the request, made either at or before such meeting, of any stockholder. If the right to vote at any meeting is challenged, the inspectors of election shall require such list of stockholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be stockholders entitled to vote thereat may vote at such meeting.

(d) If there are three inspectors of election, the decision, act, or certificate of a majority of the inspectors is effective in all respects as the decision, act, or certificate of all.

(e) On request of the chairman of the meeting or of any stockholder or his proxy, the inspectors shall make a report in writing of any challenge or question or matter determined by them and execute a certificate of any fact found by them, and any such report or certificate is prima facie evidence of the facts stated therein.

10. PROXIES: Every stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy appointed by instrument in writing subscribed by the stockholder or by his attorney-in-fact, and bearing a date not more than ten months prior to the date of the meeting, unless the instrument provides for a longer period. Every proxy shall be revocable at the pleasure of the stockholder executing it, except as otherwise provided by law.

11. SECRETARY OF MEETING: The secretary of the corporation shall act as secretary of all meetings of the stockholders. In the absence of the secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

12. ORDER OF BUSINESS: The order of business at a stockholders' meeting shall be as follows:

1. Call to order

2. Designation or, if necessary, election of chairperson

3. Designation or, if necessary, appointment of inspectors

4. Presentation of proof of due calling of meeting

5. Presentation and examination of proxies

6. Reading of prior minutes

7. Reports of officers

8. Election of directors (where applicable)

9. Unfinished business

10. New business

11. Adjournment

ARTICLE III - DIRECTORS

1. BOARD OF DIRECTORS: The property, business and affairs of the Corporation shall be managed and controlled by its Board of Directors. Each member of the board of directors shall be at least 18 years of age and need not be shareholders. No member of the board of directors may be employed by the corporation, except that the Chief Executive Officer, President and any Vice President of the corporation may be members of the board of directors. (AMENDED BY RESOLUTION DATED MAY 20, 1998)

2. GENERAL POWERS OF THE BOARD OF DIRECTORS: In addition to the powers and authority expressly conferred upon them by these bylaws, the board may by vote made at a duly called and conducted annual or special meeting of the board of directors, exercise all powers of the corporation except those required by law or the bylaws of the corporation to be exercised by the stockholders.

3. NUMBER OF DIRECTORS: The number of directors shall be fixed by the board of directors but in any event, shall be no less than seven (7). The minimum number of directors may be increased or decreased (but in no event shall it be decreased to less than five) by resolution adopted by the stockholders entitled to vote at a meeting of the stockholders, provided the notice of the proposed increase or decrease is included in the notice of meeting. No decrease in the minimum number of directors shall have the effect of removing any director prior to the expiration of the term of office. (AMENDED BY RESOLUTION MARCH 23, 1999)

4. CLASSIFICATION AND TERM OF DIRECTORS: Commencing as of the first annual meeting of the shareholders first following the adoption of these amended by-laws, the board of directors shall be divided into two classes in respect of term of office, each class to contain as near as possible one-half of the whole number of board of directors. At the first annual meeting of the shareholders held after adoption of these amended by-laws, directors of the first class shall be elected for a term of one year, and directors of the second class shall be elected for a term of two years. The terms of the directors elected at the first annual meeting held after adoption of these by-laws shall commence as of the first day of June following that first annual meeting, such that the then existing members of the board shall continue to serve as directors until the first day of June.

At each annual meeting of the shareholders held thereafter, successors to the class of directors whose terms shall expire that year shall be elected to hold office for a term of two years so that the term of office of one class of directors shall expire in each year. Each director shall hold office from the date of the annual meeting at which said director is elected, until the expiration of the term for which he is elected and until his successor has been elected and qualified, or until his prior resignation or removal.

(AMENDED BY RESOLUTION DATED MARCH 25, 1994)

5. VACANCIES AND NEWLY CREATED DIRECTORSHIPS: Vacancies on the board of directors created by the death, resignation or removal of directors and newly created directorship resulting from any increase in the authorized number of directors may be filled only by the affirmative vote of a majority of the remaining directors or by the holders of a majority of the stock of the corporation issued and outstanding. If the directors remaining in office are unable, by majority vote, to fill a vacancy on the board of directors within twenty (20) days of the creation of the vacancy, the president or the secretary of the corporation may call a special meeting of the stockholders at which time the vacancy shall be filled. Any directors chosen to fill any vacancy or to fill a newly created directorship shall hold office until the next annual meeting of the stockholders and until their successors are duly elected and shall qualify, unless sooner displaced.

6. REMOVAL OF DIRECTORS: Any or all of the directors may be removed for cause by vote of a majority of the entire board. Any or all directors may be removed either with or without cause by vote of stockholders at any special meeting called for that purpose, or at annual meeting provided such proposed action is contained in the notice of meeting. If any or all directors are so removed, new directors may be elected at the same meeting.

7. POWER TO APPOINT AND REMOVE OFFICERS: The board of directors shall have the power to elect the officers of the corporation, remove any officer with or without cause, to fix the salary of all officers of the corporation, and to determine the general business polices of the corporation.

8. QUORUM OF DIRECTORS: Unless otherwise specified in these by-laws, a majority of the entire board shall constitute a quorum for the transaction of business or of any specified item of business, except that if at any meeting of the board there is less than a quorum present, a majority of those present may adjourn the meeting without further notice other than by announcement at the meeting, until a quorum is present.

9. ACTION OF THE BOARD: (a) The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors. Each director present shall have one vote regardless of the number of shares, if any, which he may hold. At any meeting at which every director shall be present, even though without notice, any business may be transacted.

(b) A resolution in writing, signed by all of the members of the board of directors shall be deemed to be an action by the board with the same force and effect as if it had been duly passed by vote at a duly convened meeting and it shall be the duty of the Secretary to record any such resolution, and the written consents thereto by the members of the board, in the minute book of the corporation under the proper date.

(c) Any one or more member of the board of directors may participate in a meeting of such board by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

(d) A member of the board of directors who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary promptly after the adjournment of the meeting. Such right to dissent shall not apply to a member of the board of directors who voted in favor of such action.

10. ANNUAL MEETING OF THE BOARD: The annual meeting of the board of directors elected at the first annual meeting of the shareholders held after the adoption of these amended by-laws, shall be held during the month of June following the first annual meeting of the shareholders. Notice of this first annual meeting shall be given to each director by the President, either personally or by regular mail, at least three days in advance of the meeting. In the case of mailing, notice shall be deemed to have been given as of the date of mailing. Notice of this meeting need not be given to any director who submits a waiver of notice, whether submitted before or after the meeting, or who attends the meeting without protesting the lack of notice prior thereto or at the commencement of the meeting. Notice of this meeting need not specify the purpose of the meeting or the action proposed to be taken at the meeting, and any business may be transacted by the board at this meeting.

Thereafter, the annual meeting of the board of directors shall be held immediately following the annual meeting of the stockholders, or immediately following any adjournment thereof, for the purpose of the organization of the board, for the election or appointment of officers for the ensuing year, and for the transaction of such other business as may conveniently and properly be brought before such meeting. No notice of the annual meeting or of the action to be taken thereat, shall be necessary.

(AMENDED BY RESOLUTION DATED MARCH 25, 1994)

11. REGULAR MEETINGS OF THE BOARD: Regular meetings of the board of directors may, at the discretion of the Board, be held monthly, but in any event, shall be held no less frequently than quarterly, with such quarterly meetings to be held during the months of March, June, September and December of each year. The regular meetings shall be held at such time and place, either within or without the State of New York, as the board shall from time to time determine. Notice of regular meetings shall be given to each director by the President, either personally or by regular mail, at least three days in advance of the meeting. In the case of mailing, notice shall be deemed to have been given as of the date of mailing. Notice of a meeting need not be given to any director who submits a waiver of notice, whether submitted before or after the meeting, or who attends the meeting without protesting the lack of notice prior thereto or at the commencement of the meeting. Notice of any regular meeting need not specify the purpose of the meeting or the action proposed to be taken at the meeting, and any business may be transacted by the board at any regular meeting.

12. SPECIAL MEETINGS OF THE BOARD: Special meetings of the board of directors may be called by order of the Chairman of the Board, the President, or by one-third of the directors presently in office. The Secretary shall give written notice by regular mail to each director of the time, place and purpose or purposes or each special meeting at least three days in advance of the meeting, which notice shall be deemed to have been given as of the date of mailing.

(AMENDED BY RESOLUTION DATED MARCH 25, 1994)

13. CHAIRMAN OF THE BOARD OF DIRECTORS: At all meetings of the board of directors, the President shall preside as Chairman of the board. In the absence of the President, the board shall choose from among its members a chairman to preside at any such meeting.

14. RESIGNATION OF DIRECTORS: A director may resign at any time by giving written notice to the board, the President or the Secretary. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the board or by such officer, and the acceptance of the resignation shall not be necessary to make it effective.

15. COMPENSATION: The directors shall receive such compensation for their services as directors and as members of any committee appointed by the board as may be prescribed by the board of directors and shall be reimbursed by the corporation for ordinary and reasonable expenses incurred in the performance of their duties.

16. REPORTS BY DIRECTORS: The board of directors shall send, or cause to be sent, an annual report for the preceding year to the stockholders not later than two hundred forty (240) days after the close of the fiscal or calendar year. The annual report shall include, Audited financial statements, or a balance sheet, as of the closing date, certified by the corporation's independent public accountants, quarterly financial reports of income or profit and loss for the first three quarters of the year ending on such closing date, and such other information as the board of directors may determine.

(AMENDED BY RESOLUTION DATED MAY 20, 1998)

17. INDEMNIFICATION OF DIRECTORS AND OFFICERS: (a) The corporation shall indemnify its directors and officers, and the board of directors may authorize the corporation to indemnify any employee or other agent, made or threatened to be made a party to any action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director of officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, is or was a director, officer, employee or other agent of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose believed to be in, or in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe his conduct was unlawful.

(b) The corporation shall indemnify its directors and officers, and the board of directors may authorize the corporation to indemnify any employee or other agent of the corporation made or threatened to be made a party to an action by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he, his testator or intestate, is or was an director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director, officer employee or other agent acted, in good faith, for a purpose believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation. However, no such indemnification may be made in connection with any threatened or pending action which is settled or otherwise disposed of, or in connection with any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless such indemnification, and the amounts thereof, are approved by the court in which the action was brought, or, if no such action was brought, by a court of competent jurisdiction.

(c) The corporation shall indemnify its directors and officers, and the board of directors may authorize the corporation to indemnify any employee or other agent of the corporation made or threatened to be made a party to any other action or proceeding, except that no indemnification may be made to or behalf of any director, officer, employee or other agent if a judgment or other final adjudication adverse to the director, officer, employee or other agent establishes that the said director's, officer's, employee's or other agent's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that the director, officer, employee or other agent personally gained in fact a financial profit or other advantage to which he was not legally entitled.

(d) Indemnification of any director, officer, employee or agent required and/or permitted by this section shall be made by the corporation only if authorized in the specific case by vote of the board of directors, acting by a quorum consisting of directors who are not parties to such action or proceeding, finding that the director, officer, employee or other agent has met the standards of conduct set forth in subparagraphs "a", "b" or "c", as the case may be. If a quorum of disinterested directors is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, indemnification shall be authorized either (i) by vote of the board upon the opinion in writing of independent legal counsel that indemnification is proper under the circumstances because the applicable standard of conduct has been met by such director, officer, employee or other agent, or (ii) by vote of the stockholders upon a finding that the director, officer, employee or other agent has met the applicable standards of conduct.

(e) The board of directors may authorize the corporation to purchase and maintain insurance to indemnify directors and officers, and to indemnify employees or other agents of the corporation in instances in which such directors and officers shall be indemnified by the corporation, and in instances where such employees or other agents may be indemnified under the provisions of this section of the by-laws, provided that the corporation shall, not later than the next annual meeting of stockholders, unless such meeting is held within three months from the date of purchase of such insurance, but any event, within fifteen (15) months from the date of purchase of such insurance, mail a statement to its stockholders of record at the time entitled to vote for the election of directors, a statement specifying the insurance carrier, the date of the contract, the cost of the insurance, the corporate positions insured, and a statement explaining all sums, if any, not previously reported to the stockholders, paid under any indemnification insurance contract.

ARTICLE IV - COMMITTEES

1. EXECUTIVE COMMITTEE: The board, by resolution adopted by a majority of the entire board, may appoint from among its members an executive committee consisting of three or more directors, one of whom shall be either the Chief Executive Officer or the President. The board may also designate one or more of its members as alternates to serve as a member or members of the executive committee in the absence of a regular member or members. The board shall reserve to itself alone the power to declare dividends, issue stock, recommend to stockholders any action requiring their approval, change the membership of any committee at any time, fill vacancies therein, and discharge any committee either with or without cause at any time. Subject to the foregoing limitations, the executive committee shall possess and exercise all other powers of the board of directors during the intervals between meetings.

(AMENDED BY RESOLUTION DATED MAY 20, 1998)

2. AUDIT COMMITTEE: The board, by resolution adopted by a majority of the entire board, shall appoint from among its members, an Audit Committee consisting of three or more directors. Each member of the audit committee must meet the following conditions: (i) be independent as defined under Rule 4200(a)(15) of The Nasdaq Stock Market (except as set forth in Rule 4350 (d)(2)(B)); (ii) meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 (subject to the exemptions provided in Rule 10A-3(c)); (iii) not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years; and (iv) be able to read and understand fundamental financial statements, including a Company's balance sheet, income statement, and cash flow statement. Additionally, at least one member of the audit committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The Board shall elect or appoint a chairperson of the audit committee (or, if it does not do so, the audit committee members shall elect a chairperson by vote of a majority of the full committee); the chairperson will have authority to act on behalf of the audit committee between meetings. The audit committee's purpose is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company; and to prepare an audit committee report as required by the SEC's rules to be included in the Company's annual proxy statements, or, if the Company does not file a proxy statement, in the Company's annual report filed on Form 10-KSB with the SEC. As soon as practicable after creation of the audit committee, the Board shall adopt a charter consistent with these by-laws and setting forth the responsibilities and authority of the audit committee. (Amended by resolution dated February 24, 2006

3. FINANCE COMMITTEE: The board, by resolution adopted by a majority of the entire board, may appoint from among its members a finance committee consisting of three or more directors, at least a majority of whom shall be neither officers nor otherwise employed by the corporation. The board shall designate one director to act as Chairman of the committee, and may designate one or more directors as alternate members of the committee who may replace any absent or disqualified member at any meeting of the committee. The committee shall exercise such powers as may be specifically delegated to it by the board and act upon such matters as may be referred to it from time to time for study and recommendation by the board or the President.

4. OTHER COMMITTEES: The board of directors may also appoint from among its own members such other committees as the Board may determine, which shall in each case consist of not less than two directors, and which shall have such powers and duties as shall from time to time be prescribed by the board.

5. RULES OF PROCEDURE: A majority of the members of any committee may fix its rules of procedure. Each committee shall meet at such times and at such times at it determines to be necessary to carry out its functions. No formal notice of any such meeting need be given to the committee. All action by any committee shall be authorized by a majority of its members and shall be reported to the board of directors at a meeting succeeding such action and shall be subject to revision, alteration, and approval by the board, provided, however, that no rights or acts of third parties shall be affected by any such revision or alteration.

ARTICLE V - OFFICERS

1. OFFICES, ELECTION, TERM: (a) The board of directors may elect or appoint a Chief Executive Officer and/or a President from its own members. Where both a Chief Executive Officer and President are appointed, the Chief Executive Officer shall also serve as Chairman of the board. The board of directors may also appoint one or more Vice-Presidents, who may or may not be directors, a Secretary, a Treasurer, and a General Counsel, and it may elect or appoint from time to time such other or additional officers as in its opinion are desirable for the conduct of the business of the corporation. Any two or more offices may be held by the same person, except the offices of President and Secretary.

(AMENDED BY RESOLUTION DATED MAY 20, 1998)

(b) All offices shall be elected or appointed to hold office until the meeting of the board following the annual meeting of the stockholders. Each officer shall hold office until a successor has been elected or appointed and qualified.

2. REMOVAL OF OFFICERS: (a) Any officer elected or appointed by the board may be removed by the vote of a majority of the entire board, with or without cause.

(b) In the event of the death, resignation or removal of an officer, the board in its discretion may elect or appoint a successor to fill the unexpired term, or may, by vote of a majority of the entire board, leave unfilled for any such period as it may fix by resolution any office except those of President, Treasurer or Secretary. In the event of the absence or disability of any officer, the board of directors may delegate the powers and/or duties of any such officer to another officer or a director until the return or removal of the disability of such officer.

3. CHIEF EXECUTIVE OFFICER/ PRESIDENT: (a) The President or the Chief Executive Officer shall be Chairman of the Board of Directors of the corporation, and shall preside at all meetings of the stockholders and the board of directors. The President and/or the Chief Executive Officer, shall have the general and active management and supervision of the business of the corporation and shall see that all orders, directions and resolutions of the board of directors are carried out, subject, however, to the right of the board of directors to delegate and specific powers, not exclusively conferred by law upon the President, to any other officer or officers of the corporation. In addition, the President, along with the Secretary shall sign all stock certificates of the corporation and shall sign all deeds, contracts, leases or other instruments required to be in writing, except that the signature of the President on any such instrument shall not be required where the signature of any other officer has been authorized either by these by-laws or by the board or the President. The President shall have such other and additional powers and duties as are conferred by these by laws, whether or not specifically enumerated in this section.

(b) Where the board of directors have elected or appointed both a Chief Executive Officer and a President, the Chief Executive Officer shall be the Chairman of the Board of Directors of the corporation, and shall preside at all meetings of the stockholders and the board of directors, and shall have the same powers as the President, except to the extent that such powers are exclusively conferred by law upon the President.

(AMENDED BY RESOLUTION DATED MAY 20, 1998)

4. EXECUTIVE VICE-PRESIDENT: In the absence or disability of the President, the Executive Vice-President shall have all the powers and perform all the duties of the President, and shall perform such other duties as the board of directors shall from time to time prescribe.

5. VICE-PRESIDENTS: The Vice-Presidents shall have such powers and perform such duties as may be assigned to them by the board of directors or by the President. In the absence or disability of the President and the Executive Vice-President, any Vice-President so designated by the board of directors or by the President, shall perform the duties and exercise the powers of the President. A Vice-President may sign and execute contracts and other obligations pertaining to the regular course of his duties.

6. SECRETARY: In addition to all other powers and duties conferred by the by-laws, the Secretary shall attend and keep the minutes of all meetings, and shall record all votes taken, of the board of directors and of the stockholders, and, to the extent directed by the board of directors, all committee meetings. The Secretary shall cause notice to be given of all meetings of the stockholders and of special meetings of the board of directors. The Secretary shall have custody of the corporate seal and affix it to any instrument when authorized by the board or, where permissible, by the President, and shall keep and maintain all the documents and records of the corporation, which shall be available for inspection by any member of the board of directors at all reasonable times. The Secretary shall also have such other and additional powers and duties as may be prescribed by the board of directors.

7. ASSISTANT SECRETARY: The board of directors may designate one or more Assistant Secretaries to assist the Secretary and to perform the duties and exercise the powers conferred upon the Secretary during the absence or disability of the Secretary.

8. TREASURER: The Treasurer shall, subject to the direction of a designated Vice-President, if any, have general custody of all the corporate funds and securities; shall have general supervision of the collection and disbursement of the funds of the corporation; shall enter or cause to be entered regularly in the books of the corporation all monies received and paid out by the corporation or any officer thereof, and shall keep full and accurate accounts thereof; shall deposit or cause to be deposited all checks, notes, monies, securities or other valuables of the corporation in the name and credit of the corporation in such bank, banks or depositories as may be designated by the board of directors; shall disburse or cause to be disbursed the funds of the corporation in such manner, at such times, for such purposes and to such person, persons or entities as may be designated or directed by the board of directors, and may sign, execute or endorse on behalf of the corporation, all checks, drafts, promissory notes, bills or exchange; shall render to the President and to the board of directors at the regular meetings of the board, and at such other times as they may require, a report and account of all transactions by the Treasurer and of the financial affairs and condition of the corporation; shall render a full financial report of the financial condition of the corporation at the annual meeting of the shareholders, if so requested by the board of directors; shall be furnished by all corporate officers and agents at his request, such reports, statements and accounts as the Secretary may require as to any and all financial transactions of the corporation; and shall perform such other duties as may be prescribed from time to time by the board of directors or by the President.

9. ASSISTANT TREASURER: The board of directors may designate one or more Assistant Treasurers to assist the Treasurer and to perform the duties and exercise the powers conferred upon the Treasurer during the absence or disability of the Treasurer.

10. COMPTROLLER: The board of directors may appoint or elect a Comptroller who shall be responsible to the Board of directors and to the President for all financial control and internal audits of the corporation. The Comptroller shall verify the assets of the corporation, shall audit the books and accounts of the corporation from time to time, and shall perform such other duties as may be prescribed by the board of directors.

11. EXERCISE OF RIGHTS AS STOCKHOLDERS: Unless otherwise directed by the board of directors, the Chief Executive Officer, President, Executive Vice-President or any other Vice-President duly authorized by the President, shall have full power and authority on behalf of the corporation to attend and to vote at any meeting of stockholders of any corporation in which the corporation may hold stock, and may exercise on behalf of the corporation any and all rights and powers incident to such stock ownership, including the power and authority to execute and deliver proxies, consents and waivers. The board of directors may from time to time confer like powers upon any other person, persons or entities.

(AMENDED BY RESOLUTION DATED MAY 20, 1998)

12. COMPENSATION OF OFFICERS: The compensation of all officers shall be fixed by the executive committee or, if no executive committee has been established, by the board of directors. Such compensation may include bonus plans for granting additional compensation to the corporations' officers in the form of money or shares of stock of the corporation which shares have been either issued and are held in the treasury of the corporation, or which have been authorized by the certificate of incorporation but not issued by the corporation.

13. OFFICER STOCK OPTION PLAN: The board of directors shall have the power to adopt and to alter, amend or repeal, a stock option plan pursuant to which officers and key employees of the corporation who are primarily responsible for the continued growth and development and future financial success of the corporation, may be granted options to purchase shares of common stock of the corporation, in order to secure to the corporation the advantages of the incentive and sense of proprietorship inherent in stock ownership by these persons.

ARTICLE VI - CAPITAL STOCK

1. STOCK CERTIFICATES: The shares of the corporation shall be represented by certificates or shall be uncertificated shares. Certificates for stock of the corporation shall be in such form as the board of directors may from time to time prescribe. Certificates shall be numbered and entered in the stock register of the corporation as they are issued, and shall be signed by the President or a Vice-President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary. If certificates are signed by a Transfer Agent, acting in behalf of the corporation, and by a Registrar, the signatures of the officers of the corporation may be facsimiles. The certificates shall exhibit the holder's name and number of shares, the date issued, and shall bear the corporate seal. The board of directors may also provide for and prescribe forms of scrip certificates representing fractional shares, if any, as may in their discretion seem necessary or advisable. (AMENDED BY RESOLUTION DATED SEPTEMBER 19, 2007)

2. TRANSFER AGENT: The board of directors may appoint one or more Transfer Agents and Registrars or the transfer and registration of certificates of stock of any class, and may require that stock certificates shall be countersigned and registered by one or more of such Transfer Agents and Registrars.

3. TRANSFER OF STOCK: Shares of capital stock of the corporation shall be transferable on the books of the corporation only by the holder of record thereof in person or by duly authorized attorney, upon surrender thereof and cancellation of certificates for a like number of shares. Possession of certificates of stock shall not entitle the holder to any right of stockholders nor shall it be regarded as evidence of ownership unless it appears on the books of the corporation. The corporation shall be entitled to treat the holder of record of any share of capital stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as may otherwise be expressly prescribed by law.

4. LOST OR STOLEN SHARES: In case any certificate for the capital stock of the corporation shall be lost, stolen or destroyed, the corporation, as a condition to the issuance of a replacement certificate, may require such proof by affidavit or other means of the fact, and such indemnity to be given to the corporation and to its Transfer Agent and Registrar, if any, as shall be deemed necessary or advisable by the corporation.

5. CLOSING OF BOOKS: The board of directors shall fix, in advance, a date, not exceeding fifty (50) days and not less than ten(10) days preceding the date of any meeting of the stockholders, or the date for the payment of any dividend or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting, or entitled to receive payment of any such dividends, or any such allotment or fights, or the exercise the rights in respect to any such change, conversion or exchange of capital stock. Where the board of directors fixes such a record date, only stockholders of record, as shown on the stock register, on the date so fixed shall be entitled to such notice and to vote at such meeting, or to receive payment of such dividend, or allotment of rights, or exercise such rights, as the case may be, and notwithstanding any transfer of any stock on the books of the corporation after such record date as fixed herein.

ARTICLE VII - CORPORATE RECORDS

1. SHARE REGISTER: The corporation shall keep at the principal office, or at the office of the transfer agent or registrar, a stock register showing the names of the stockholders and their addresses, the number of shares held by each, and the number and date of certificates issued or the shares, and the number and date of cancellation of every certificate surrendered for cancellation. The stock register may be in written form or in any other form capable of being converted into written form within a reasonable time.

2. CORPORATE MINUTES: The corporation shall keep at the principal office, or at such other place as the board of directors may direct, a book of minutes of the proceedings of its stockholders, board and executive committee, with the date, time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, any waivers of notice received, the names of those present at directors' meetings, the number of shares present or represented at stockholders' meetings, and the proceedings thereof. The corporate minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

3. BOOKS OF ACCOUNT: The corporation shall keep at the principal office, or at such other place as the board of directors may direct, correct and complete books and records of account of its properties and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus, and shares. The corporate books of account may be in written form or in any other form capable of being converted into written form within a reasonable time.

4. INSPECTION BY STOCKHOLDERS: Subject to any restrictions provided by law, any person who shall have been a stockholder of record of the corporation for at least six (6) months immediately preceding such demand, or who shall have been authorized in writing by the holders of at least five (5%) percent of any class of the outstanding shares of stock of the corporation, upon five (5) days written demand, shall have the right to examine in person or by agent or attorney, during usual business hours, the share register and the corporate minutes, and to make extracts therefrom.

ARTICLE VIII - DIVIDENDS

The board of directors may at such time or times as it determines in its discretion, declare and pay dividends or make other distributions of its property, including shares of its stock, on its outstanding shares of capital stock. Dividends may be declared and paid, or other distributions may be made, out of surplus only, so that the net assets of the corporation remaining after such declaration, payment or distribution shall at least equal the amount of its stated capital.

ARTICLE IX - BY-LAW AMENDMENT

1. AMENDMENT, REPEAL OR ADOPTION: The by-laws of the corporation may be amended, repealed or adopted by vote of the holders of the stock of the corporation entitled to vote at a meeting of the stockholders, provided that a statement of the proposed action is included in the notice or waiver of such meeting of the stockholders. The by-laws of the corporation may also be amended, repealed or adopted by vote of the board of directors, but any by-law adopted by the board of directors may be amended or repealed by the stockholders entitled to vote thereon as hereinabove provided.

2. MISCELLANEOUS: If any by-law regulating an impending election of directors is adopted, amended or repealed by the board of directors, the notice of the next meeting of stockholders for the election of directors shall set forth the by-law so adopted, amended or repealed, together with a concise statement of the changes made.

ARTICLE X - MISCELLANEOUS

1. EXECUTION OF DOCUMENTS: All corporate instruments, contracts and documents to be signed or entered into by or on behalf of the corporation shall be signed, executed, verified or acknowledged by such officer or officers, or such other person or persons as the board may from time to time designate.

2. CERTIFICATE OF INCORPORATION: All references to the certificate of incorporation contained in these by-laws shall include all amendments thereto or changes thereof, unless otherwise excepted.

3. GENDER NEUTRALITY: Words of the masculine gender in any by-law include the feminine and the neuter, and, when the sense so indicates, words of the neuter gender may refer to any gender.